Rule 424(b)(3)
                                                               File No. 33-71286

PRICING SUPPLEMENT NO. 1 DATED Sept 15, 1997

(To Prospectus Dated December 6, 1993)

                         CASCADE NATURAL GAS CORPORATION

                           Medium-Term Notes, Series B
                   Due Nine Months or More From Date of Issue

                                Fixed Rate Notes
                                    ---------


Principal amount:  $20,000,000
Interest Rate per annum:  7.48%
Original Issue Date (Settlement date):  Sept. 15, 1997
Maturity date:  Sept. 15, 2027
Issue Price (%):  100%
Selling agent's commission (%) & ($): .75%; $150,000.00
Net Proceeds to Company:  $19,850,000
Agent:  A. G. Edwards & Sons, Inc.

Redemption:

     The Notes cannot be redeemed prior to maturity unless the applicable box is checked and the terms of redemption are specified below.

     [ ] The Notes may be redeemed prior to maturity in whole or from time to time in part.

     [ ]  The Notes may be redeemed prior to maturity in whole only.


     Terms of Redemption: